SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 658-5000

     Strategic Hotel Capital, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment
of Principal Officers

(b)       On March 11, 2006, each of Mr. Thomas A. Hassard and Mr. Robert J. Watson notified Strategic Hotels & Resorts, Inc. (the “Company”) that they will resign from their position as directors of the Company effective March 13, 2006.

(d)       Effective March 15, 2006, the board of directors (the “Board”) of the Company unanimously approved the appointment of Edward C. Coppola, David Michael Charles Michels and William A. Prezant as directors of the Company. Messrs. Coppola, Michels and Prezant will serve until the 2006 annual meeting of shareholders, or until such time as their successors are duly elected and qualified. The Board determined that Messrs. Coppola, Michels and Prezant are “independent” under the listing standards of the New York Stock Exchange.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Monte J. Huber
	Name:	Monte J. Huber
	Title:	Vice President, Controller and Treasurer

Date: March 16, 2006

Exhibit Index

99.1	Press Release dated March 14, 2006.